GALAXY NUTRITIONAL FOODS COMPANY, INC.

                      Non-Qualified Stock Option Agreement

         Galaxy Nutritional Foods Company, Inc., a Delaware corporation (the "Company"), hereby grants as of the 17th day of August, 2006, to Angelo S. Morini (the "Optionee"), an option to purchase a maximum of 100,000 shares of its Common Stock, $.01 par value (the "Common Stock"), at the price of $ 0.44 per share, which is 110% of the closing market price (the "Option"), on the following terms and conditions:

         1. Grant as Non-Qualified Stock Option; Other Options. The Option shall be treated for federal income tax purposes as a non-qualified stock option and NOT as an incentive stock option under Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"). The option is in addition to any other options heretofore or hereafter granted to the Optionee by the Company, but a duplicate original of this instrument shall not affect the grant of another option.

         2. Extent of Option. The Option is vested immediately. The Option (or a portion hereof) may be exercised up to and including the date which is five years from the date the Option is granted.

         3. Termination of Directorship. If the Optionee ceases to be a director of the Company, other than by reason of death at a time when the Optionee holds the Option, the Optionee may exercise such Option within the original term of the Option, as to all or any of the shares fully vested at the time.

         4. Death. If the Optionee dies while serving as a director of the Company, the Option may be exercised, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date of his death, by his estate, personal representative or beneficiary who acquires the Option by will or by the laws of descent and distribution, at any time prior to the Option's expiration date specified in this Agreement.

         5. Partial Exercise. Exercise of the Option up to the extent above stated may be made in part at any time and from time to time within the above limits, except that the Option may not be exercised for a fraction of a share.


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         6. Payment Price. The option price is payable, upon exercise, in United
States dollars and may be paid in cash or by check, or any combination of the foregoing, equal in amount to the option price.

         7. Method of Exercising Option. Subject to the terms and conditions of this Agreement, the Option may be exercised by written notice to the Company, at the principal executive office of the Company, or to such transfer agent as the Company shall designate. Such notice shall state the election to exercise the Option and the number of shares in respect of which it is being exercised and shall be signed by the person or persons so exercising the Option. Such notice shall be accompanied by payment of the full purchase price of such shares, and the Company shall deliver a certificate or certificates representing such shares as soon as practicable after the notice shall be received. The certificate or certificates for the shares as to which the Option shall have been so exercised shall be registered in the name of the person or persons exercising the Option and shall be delivered as provided above to or upon the written order of the person or persons exercising the Option. In the event the Option shall be exercised, pursuant to Section 4 hereof, by any person or persons other than the Optionee, such notice shall be accompanied by appropriate proof of the right of such person to exercise the Option. All shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and non-assessable.

         8. Option  Not  Transferable.    The  Option  is  not  transferable  or
assignable except by will or by the laws of descent and distribution. During the Optionee's lifetime, only the Optionee can exercise the Option.

         9. No Obligation to Exercise Option. The grant and acceptance of the Option imposes no obligation on the Optionee to exercise it.

         10. No Rights as Stockholder until Exercise. The Optionee shall not have rights as a stockholder with respect to shares subject to this Agreement until a stock certificate therefor has been issued to the Optionee and is fully paid for. Except as is expressly provided below with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to the date such stock certificate is issued.

         11. Capital Changes and Business Successions.

                  (a) The existence of the Option granted hereunder shall not affect in any way the right or power of the Board of Directors of the Company (the "Board") or the stockholders of the Company to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, (ii) any merger or consolidation of the Company or any of its affiliates, (iii) any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock, (iv) the dissolution or liquidation of the Company or any of its affiliates, (v) any sale or transfer of all or part of the assets or business of the Company or any of its affiliates or (vi) any other corporate act or proceeding.


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                  (b) Subject to the provisions of Section  11(d),  in the event of any such change in the capital structure or business of the Company by reason of any stock split, reverse stock split, stock dividend, combination or reclassification of shares, recapitalization, merger, consolidation, spin off, reorganization, partial or complete liquidation, acquisition of property or shares, separation, issuance of rights or warrants to purchase any Common Stock or securities convertible into Common Stock, any sale or transfer of all or part of the Company's assets or business, disaffiliation, any special cash dividend or any other corporate transaction or event having an effect similar to any of the foregoing and effected without receipt of consideration by the Company, then the aggregate number and kind of shares that thereafter may be issued hereunder, the number and kind of shares to be issued hereunder and the purchase price thereof shall be appropriately adjusted consistent with such change in such manner as the Board may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, the Optionee, and any such adjustment determined by the Board in good faith shall be final, binding and conclusive on the Company and the Optionee and their respective heirs, executors, administrators, successors and assigns. In connection with any event described in this paragraph, the Board may provide, in its sole discretion, (i) for the cancellation of the Option and payment in cash and/or other property having an aggregate value equal to the value of such Option in exchange therefor, (ii) the substitution of other property for the shares of Common Stock subject to the Option; and (iii) in connection with any disaffiliation, arranging for the assumption of the Option, or replacement of the Option with new awards based on other property or other securities by the affected affiliate or division or by the entity that controls such affiliate or division following such disaffiliation (as well as any corresponding adjustments to the Option that remain based upon Company securities). Except as provided hereunder, the Optionee shall have no rights by reason of any issuance by the Company of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend, any other increase or decrease in the number of shares of stock of any class, any sale or transfer of all or part of the Company's assets or business or any other change affecting the Company's capital structure or business.

                  (c) Except as otherwise determined by the Board, fractional shares of Common Stock resulting from any adjustment in the Option pursuant to
Section 11(a) or Section 11(b) shall be aggregated until, and eliminated at, the time of exercise by rounding-down and any remaining fractional shares of Common Stock shall be settled in cash. Notice of any adjustment shall be given by the Board to the Optionee, and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes hereunder.


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                  (d) In the event of (x) a merger or consolidation in which the
Company is not the surviving entity, (y) any transaction that results in the acquisition of substantially all of the Company's outstanding Common Stock by a single person or entity or by a group of persons and/or entities acting in concert, or (z) the sale or transfer of all or substantially all of the Company's assets (all of the foregoing being referred to as an "Acquisition Event"), then the Board, in its sole discretion, may terminate the Option if it is outstanding as of the date of the Acquisition Event, by delivering notice of termination to the Optionee at least 20 days prior to the date of the Acquisition Event, in which case, during the period from the date on which such notice of termination is delivered to the date of the Acquisition Event, the Optionee shall have the right to exercise in full the Option then outstanding, but any such exercise shall be contingent on the consummation of the Acquisition Event, and, provided that, if the Acquisition Event does not occur within a specified period after giving such notice for any reason whatsoever, the notice and exercise pursuant thereto shall be null and void. If an Acquisition Event occurs but the Board does not terminate the outstanding Awards pursuant to this paragraph, then the provisions of Section 11(b) shall apply.

         12. Provision of Documentation to Optionee. By signing this Agreement, the Optionee acknowledges receipt of a copy of this Agreement.

         13. Governing Law. This Agreement shall be governed by and interpreted in accordance with the internal laws of the State of Delaware.

         14. Expiration. This Option shall expire at 5:00 p.m. Orlando time on August 17, 2011. Whether or not surrendered to the Company by the holder, this Option shall be deemed cancelled upon expiration hereof.

         IN WITNESS WHEREOF the Company and the Optionee have caused this instrument to be executed as of August 17, 2006.


OPTIONEE                                         GALAXY NUTRITIONAL FOODS, INC.

/s/ Angelo S. Morini                             By: /s/ Michael E. Broll
------------------------                             -------------------------
Angelo S. Morini                                     Michael E. Broll
                                                     Chief Executive Officer


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